Exhibit 10(d)

Amendment to Wells Fargo & Company Supplemental 401(k) Plan (“Supplemental 401(k)”)

The first sentence of Section 24 of the Supplemental 401(k) Plan is amended effective July 1, 2017 to read in full as follows:

For purposes of Section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, the Plan Administrator shall be the Director of Human Resources, the Director of Compensation and Benefits, and the Head of Enterprise HR Solutions of the Company, each of whom, acting individually, may take action as the Plan Administrator.